Exhibit 10.101

$1,200,000.00                                    Atlanta, Georgia
        As of July 17, 2015

PROMISSORY NOTE

FOR VALUE RECEIVED, HIGHLANDS ARKANSAS HOLDINGS, LLC, a Delaware limited liability company (hereinafter referred to as “Maker”), promises to pay to the order of ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (hereinafter, together with any other holder hereof, referred to as “Holder”), or to such other party or parties as Holder from may from time to time designate in writing, the principal sum of ONE MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($1,200,000.00), together with simple interest accruing on the unpaid balance of this Note at a rate equal to twelve and one-half percent (12.5%) per annum (the “Interest Rate”).

The principal sum of this Note together with all accrued and unpaid interest is due and payable on August 13, 2015 (the “Maturity Date”).

The principal amount of the Note may be prepaid in whole from time to time and at any time without premium or penalty.

If the payment obligation under this Note is not paid when due, the Holder shall provide written notice of default to the Maker at the address written above, and Maker will have five (5) days from the receipt of such written notice to cure the default. If Maker fails to cure any payment default within the cure period, the Maker will be obligated to pay the Holder’s costs of collection, including reasonable attorney fees actually incurred. Any payment which is not paid within the cure period (including that which may become due upon acceleration as hereinafter provided) will bear interest at the rate which is eight percent (8%) per annum in excess of the Interest Rate (the “Default Rate”), from the date of the payment default until paid.

If Maker fails to pay when due any amount payable hereunder, then, after the notice and expiration of the cure period described above, the entire unpaid principal balance of this Note, together with accrued interest thereon, will, at the option of Holder, be immediately due and payable, and Holder may proceed forthwith to collect the same regardless of the stipulated date of maturity, TIME BEING OF THE ESSENCE HEREOF FOR ALL PURPOSES. Neither Holder’s failure to exercise this right of acceleration of the maturity of the indebtedness evidenced hereby, nor Holder’s acceptance of one or more past due installments, nor Holder’s granting of any indulgences from time to time, will constitute a novation of this contract or a waiver of the right of Holder thereafter to insist upon strict compliance with the terms of this Note.

No extension of time for the payment of this Note or any installment due hereunder will release, discharge, modify or change the liability of the Maker or any endorser under this Note.

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This Note may not be assigned to or assumed by any other party, without the express written consent of the Holder.

Maker covenants and agrees that until all principal and interest due under this Note have been paid in full that it and its affiliated entities shall not pledge the accounts receivable relating to any of the Facilities (as defined in that certain Sublease Guaranty dated as of April 30, 2015, as amended, given by Maker in favor of Holder).

Notwithstanding any provision of any agreement between Maker and/or its affiliates on one hand and Holder and/or its affiliates on the other hand (including, without limitation, those certain Operations Transfer Agreements relating to the Facilities), Maker (on behalf of itself and its affiliates) acknowledges and agrees that funds received by Holder (or its affiliates) prior to the receipt of Medicare tie-in notices for the Facilities (collectively, the “Medicare Funds”) shall be held by Holder as collateral until all principal and interest due under this Note have been paid in full. If all principal and interest due under this Note is not paid in full on or before the Maturity Date, Maker may apply the Medicare Funds to principal and interest due hereunder. Upon payment in full of all amounts due hereunder, Holder shall promptly disburse to Maker the balance of the Medicare Funds held by Holder and, thereafter, all future Medicare Funds received by Holder (or its affiliates) shall be disbursed in accordance with the Operations Transfer Agreements.

The terms of this Note are binding upon and inure to the benefit of the parties, and their respective legal representatives, successors and assigns. This instrument is governed by the laws of the State of Georgia without regard to conflicts of laws principles.

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IN WITNESS WHEREOF, Maker has executed and delivered this Note under seal effective as of the day and year first above written.

HIGHLANDS ARKANSAS HOLDINGS,
LLC, a Delaware limited liability company

By:	/s/ R. Denny Barnett	(SEAL)
Name:	R. Denny Barnett
Title:	Managing Member